Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Elias N. Nader, Chief Executive Officer of Sigma Designs, Inc., do hereby certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Sigma Designs, Inc. on Form 10-Q for the fiscal quarter ended May 5, 2018 to which this certification is attached fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sigma Designs, Inc.

Date: June 14, 2018

By:	/s/ Elias N. Nader
Elias N. Nader
Interim President and Chief Executive Officer; and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (Section 1350, Chapter 63 of Title 18, United States Code) and is not deemed filed with the Securities and Exchange Commission as part of the Form 10-Q or as a separate disclosure document and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.